SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                       Form 8-K


                                    CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)           November 3, 2000
                                                 ______________________________

                                   ALICO, INC.
_______________________________________________________________________________
(Exact name of registrant as specified in its charter)


Florida                                     0-261              59-0906081
_______________________________________________________________________________
(State or other jurisdiction              (Commission        (IRS Employer
    of incorporation)                     File Number)       Identification No.)


Post Office Box 338, La Belle, Florida                                 33975
______________________________________                          _______________
(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code     (863) 675-2966
                                                   ________________________

Item 5.      Other Events.

    Incorporated by reference is a press release issued by the Registrant on November 3, 2000, attached as Exhibit 01, providing information concerning the Registrant's announcement of its disposition of land in Lee County, Florida.

Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Press release issued  November 3, 2000.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ALICO, INC.
                                      (Registrant)






                     						          /s/ W. BERNARD LESTER

November 3, 2000				                 By_______________________________________
_______________				                     W. Bernard Lester, President
Date						                              (Signature)

                                 EXHIBIT INDEX
                                 _____________


Exhibit
Number		          				Description
_______               ___________


01           		     		Press release issued November 3, 2000

                                                             November 3, 2000

FOR IMMEDIATE RELEASE

Contact:		W. Bernard Lester, President
        		Alico, Inc.
		        (863) 675-2966

              ALICO ANNOUNCES LEE COUNTY PROPERTY DISPOSITION


La Belle, FL. (Nov. 3, 2000) -- Ben Hill Griffin III, Chief Executive Officer and Chairman of the Board of Alico, Inc. (ALCO), announced today that the Board of Directors approved the transfer of approximately 5,500 acres, the remaining of Alico, Inc.'s Lee County property, to its wholly owned subsidiary, Agri-Insurance Company, Ltd. There are currently sales contracts for approximately 2,700 of the acres totaling $81 million. The contracts, while still subject to the buyers' due diligence efforts, have aso been assigned to the subsidiary. In connection with the transaction, Mr. Griffin stated, "We expect this transfer to facilitate reaching the capital levels necessary to insure our risk of catastrophic crop and other losses. Through Agri-Insurance Company, Ltd., we are able to underwrite previously uninsurable risk and access re-insurance markets otherwise inaccessible. Agri-Insurance Company will begin writing coverages before the end of December 2000. In subsequent years, we expect to gradually expand the use of Agri-insurance into other aspects of our insurance programs."